EXHIBIT K

COMPARABLE FUNDS MANAGED BY GMFCT

     GMFCT also serves as investment adviser of certain other mutual funds that have comparable investment objectives as some of the Funds. The table below identifies these comparable funds, includes their net assets as of December 31, 2006 and discloses GMFCT’s rate of compensation for managing such funds.

Assets as of
	Comparable	December 31,	Rate of GMFCT’s Compensation for
Fund Name	Mutual Fund	2006	Comparable Fund
Gartmore Emerging	Gartmore GVIT	$322,935,487.36	1.05% on assets up to $500 million;
Markets Fund	Emerging Markets		1.00% on assets of $500 million and
	Fund[1,2]		more but less than $2 billion;
0.95% for assets of $2 billion and
more
Gartmore Global	Gartmore GVIT	$34,002,606.77	0.90% on assets up to $500 million;
Financial Services	Global Financial		0.85% on assets of $500 million and
Fund	Services Fund[2]		more but less than $2 billion;
0.80 % for assets of $2 billion and
more
Gartmore Global	Gartmore GVIT	$58,891,429.17	0.90% on assets up to $500 million;
Health Sciences	Global Health		0.85% on assets of $500 or more but
Fund	Sciences Fund[2]		less than $2 billion;
0.80% for assets of $2 billion and
more
Gartmore Global	Gartmore	$48,858,698.19	0.88% on assets up to $500 million;
Technology and	GVIT Global		0.83% on assets of $500 million or
Communications	Technology and		more but less than $2 billion;
Fund	Communications		0.78% for assets of $2 billion and
	Fund[1,2]		more
Gartmore Global	Gartmore GVIT	$69,096,799.44	0.70% on assets up to $500 million;
Utilities Fund	Global Utilities		0.65% on assets of $500 million and
	Fund[2]		more but less than $2 billion;
0.60% for assets of $2 billion and
more
Gartmore	Gartmore GVIT	$1,131,682,652.17	0.50% on assets up to $250 million;
Government Bond	Government Bond		0.475% on assets of $250 million
Fund	Fund		and more but less than $1 billion;
0.45% on assets of $1 billion and
more but less than $2 billion;
0.425% on assets of $2 billion and
more but less than $5 billion;
0.40% for assets of $5 billion and
more

		Assets as of
	Comparable	December 31,	Rate of GMFCT’s Compensation for
Fund Name	Mutual Fund	2006	Comparable Fund
Gartmore Growth	Gartmore GVIT	$205,588,535.97	0.60% on assets up to $250 million;
Fund	Growth Fund		0.575% on assets of $250 million
			and more but less than $1 billion;
			0.55% on assets of $1 billion and
			more but less than $2 billion;
			0.525% on assets of $2 billion and
			more but less than $5 billion;
			0.50% for assets of $5 billion and
			more
Gartmore	Gartmore GVIT	$90,997,547.07	0.90% on assets up to $500 million;
International Growth	International		0.85% on assets of $500 million and
Fund	Growth Fund[1,2]		more but less than $2 billion;
			0.80% for assets of $2 billion and
			more
Gartmore Investor	Gartmore	$738,176,580.02	0.13% of the Fund’s average daily
Destinations	GVIT Investor		net assets
Aggressive Fund	Destinations
	Aggressive Fund
Gartmore Investor	Gartmore	$1,891,345,976.13	0.13% of the Fund’s average daily
Destinations	GVIT Investor		net assets
Moderately	Destinations
Aggressive Fund	Moderately
	Aggressive Fund
Gartmore Investor	Gartmore	$2,522,190,724.54	0.13% of the Fund’s average daily
Destinations	GVIT Investor		net assets
Moderate Fund	Destinations
	Moderate Fund
Gartmore Investor	Gartmore	$635,016,946.50	0.13% of the Fund’s average daily
Destinations	GVIT Investor		net assets
Moderately	Destinations
Conservative Fund	Moderately
	Conservative Fund
Gartmore Investor	Gartmore	$308,093,753.36	0.13% of the Fund’s average daily
Destinations	GVIT Investor		net assets
Conservative Fund	Destinations
	Conservative Fund
Gartmore Mid Cap	Gartmore GVIT	$343,129,711.18	0.75% on assets up to $200 million;
Growth Fund	Mid Cap Growth		0.70% for assets of $200 million
	Fund[1]		and more
Gartmore Money	Gartmore GVIT	$1,823,828,067.79	0.40% on assets up to $1 billion;
Market Fund	Money Market		0.38% on assets of $1 billion and
	Fund[1]		more but less than $2 billion;
			0.36% on assets of $2 billion and
			more but less than $5 billion;
			0.34% for assets of $5 billion and
			more

		Assets as of
	Comparable	December 31,	Rate of GMFCT’s Compensation for
Fund Name	Mutual Fund	2006	Comparable Fund
Gartmore	Gartmore GVIT	$233,866,331.30	0.50% on assets up to $1 billion;
Money Market Fund	Money Market		0.48% on assets of $1 billion and
	Fund II		more but less than $2 billion;
			0.46% on assets of $2 billion and
			more but less than $5 billion;
			0.44% for assets of $5 billion and
			more
Gartmore	Gartmore GVIT	$1,840,161,246.75	0.60% on assets up to $250 million;
Nationwide Fund	Nationwide Fund		0.575% on assets of $250 million or
			more but less than $1 billion;
			0.55% on assets of $1 billion or
			more but less than $2 billion;
			0.525% on assets of $2 billion or
			more but less than $5 billion;
			0.50% for assets of $5 billion or
			more
Gartmore	Gartmore GVIT	$34,749,166.67	0.80% on assets up to $500 million
Nationwide Leaders	Nationwide		0.70% on the $500 million or more
Fund	Leaders Fund[1,2]		but less than $2 billion
			0.65% on assets of $2 billion and
			more
Gartmore U.S.	Gartmore GVIT	$60,446,732.48	0.90% on assets up to $500 million
Growth Leaders	U.S. Growth		0.80% on assets of $500 million or
Fund	Leaders Fund[1,3]		more but less than $2 billion
			0.75% on assets of $2 billion and
			more
Gartmore Worldwide	Gartmore GVIT	$52,572,946.48	0.90% on assets up to $50 million
Leaders Fund	Worldwide Leaders		0.85% for assets of $50 million and
	Fund[2]		more
Gartmore S&P 500	GVIT S&P 500	$551,849,797.24	0.13% on assets up to $1.5 billion;
Index Fund	Index Fund[1]		0.12% on assets of $1.5 billion and
			more but less than $3 billion;
			0.11% on assets of $3 billion and
			more
Gartmore Small Cap	GVIT Small Cap	$697,532,023.59	0.90% on assets up to $200 million;
Value Fund	Value Fund		0.85% for assets of $200 million
			and more
Gartmore	GVIT International	$49,271,324.19	0.27% on assets up to $1.5 billion;
International Index	Index Fund[1]		0.26% on assets of $1.5 billion and
Fund			more but less than $3 billion;
			0.25% on assets of $3 billion and
			more

1	GMFCT has contractually waived, reduced or otherwise agreed to reduce its compensation for the referenced fund.

2	Performance fees for the Gartmore GVIT Worldwide Leaders Fund; Gartmore GVIT Global Technology and Communications Fund; Gartmore GVIT Global Health Sciences Fund: Gartmore GVIT Nationwide Leaders Fund; Gartmore GVIT Emerging Markets Fund; Gartmore GVIT International Growth Fund; Gartmore GVIT Global Financial Services Fund; and Gartmore GVIT Global Utilities Fund.

The base advisory fee for each of these Funds, as set forth above, is adjusted each quarter beginning one year after implementation of the Performance Fee, depending upon a Fund’s investment performance for the 12 months preceding the end of that month relative to the investment performance of each respective Fund’s benchmark as listed below. The base fee is either increased or decreased proportionately by the following amounts at each breakpoint, based upon whether a Fund has out-performed or under-performed its respective benchmark (using the performance of each such Fund’s Class III Shares to measure), by more or less than a maximum of 500 basis points over the preceding rolling 12 month period as follows:

+/- 100 bps under/outperformance	+/- 2bps
+/- 200 bps under/outperformance	+/- 4bps
+/- 300 bps under/outperformance	+/- 6bps
+/- 400 bps under/outperformance	+/- 8bps
+/- 500 bps or more under/outperformance	+/- 10bps

     The investment performance of each Fund will be the sum of: (1) the change in each Fund’s value during such period; (2) the value of the Fund’s cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund will be the Fund’s value in effect at the close of business on the record date for the payment of such distributions and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

     A description of the specific methodology for calculating, accruing and paying the performance fees for the above-referenced Funds is set forth in Exhibit B to this Agreement.

Benchmark Index Performance:

     The performance of each respective benchmark Index for a calculation period, expressed as a percentage of each Index, at the beginning of such period will be the sum of: (1) the change in the level of the Index during such period; and (2) the value, as calculated consistent with the Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the Index. For this purpose, cash distributions on the securities that comprise the Index will be treated as if they were reinvested in the Index at least as frequently as the end of each calendar quarter following payment of the dividend.

Benchmark Indices:

1.	Gartmore GVIT Worldwide Leaders Fund	MSCI World Index
2.	Gartmore GVIT Global Technology and	Goldman Sachs Technology Composite Index
Communications Fund
3.	Gartmore GVIT Global Health Sciences Fund	Goldman Sachs Healthcare Index
4.	Gartmore GVIT Nationwide Leaders Fund	S&P 500 Index
5.	Gartmore GVIT Emerging Markets Fund	MSCI Emerging Markets Index
6.	Gartmore GVIT International Growth Fund	MSCI All Country World Free ex U.S. Index
7.	Gartmore GVIT Global Financial Services Fund	MSCI World Financial Index
8.	Gartmore GVIT Global Utilities Fund	60% MSCI World Telecom Service Index/40%
MSCI World Utilities Index

3	Performance fee for the Gartmore GVIT U.S. Growth Leaders Fund.

     This base advisory fee listed above is adjusted each quarter, beginning one year after commencement of operations, depending on the Fund’s investment performance for the 36 months preceding the end of that month, relative to the investment performance of the Fund’s benchmark, the S&P 500 Index. The base fee is either increased or decreased by the following amounts at each breakpoint, based on whether the Fund has out- or under-performed the S&P 500 Index by more or less than 1200 basis points over the preceding rolling 36 month period:

For assets up to $500 million	+/- 22 basis points
Next $1.5 billion in assets	+/- 18 basis points
Assets of $2 billion and more	+/- 16 basis points

The investment performance of the Gartmore GVIT U.S. Growth Leaders Fund will be the sum of: (1) the change in the Fund’s value during such period; (2) the value of the Fund’s cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund at the Fund’s value in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

S&P 500 Index Performance:

The performance of the S&P 500 Index for a calculation period, expressed as a percentage of the S&P 500 Index, at the beginning of such period will be the sum of: (1) the change in the level of the S&P 500 Index during such period; and (2) the value, as calculated consistent with the S&P 500 Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the S&P 500 Index. For this purpose, cash distributions on the securities that comprise the S&P 500 Index will be treated as if they were reinvested in the S&P 500 Index at least as frequently as the end of each calendar quarter following payment of the dividend.